As filed with the Securities and Exchange Commission on September 8, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-3640402
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

28161 North Keith Drive

Lake Forest, Illinois 60045

(847) 367-5910

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John P. Schetz

Executive Vice President and General Counsel

28161 North Keith Drive

Lake Forest, Illinois 60045

(847) 367-5910

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Michael A. Gordon

Robert Mandell

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

(212) 839-5300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock	(1)	(1)	(2)
Preferred stock
Depositary shares

(1)	Omitted pursuant to Form S-3 General Instruction II.E. Such indeterminate amount of securities is being registered as may from time to time be sold at indeterminate prices or issued from time to time upon conversion, exercise or exchange of securities registered hereby.
(2)	The registrant is deferring payment of all registration fees in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

PROSPECTUS

Common Stock

Preferred Stock

Depositary Shares

We may offer and sell our common stock, preferred stock or depositary shares from time to time in one or more offerings. These securities may, if applicable, be convertible into, or exercisable or exchangeable for, other securities described in this prospectus. This prospectus provides you with a general description of the securities that we may offer.

We will provide specific terms of any securities we offer, and the manner in which they are being offered, in supplements to this prospectus, which we refer to as “prospectus supplements.” You should read this prospectus, the documents incorporated and deemed to be incorporated by reference herein, the applicable prospectus supplement and any related free writing prospectus carefully before you invest.

We may offer and sell any of the securities described in this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. If any agents or underwriters are involved in the sale of any of these securities, their names, and any applicable purchase price, commission or discount arrangement between us and them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of these securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on The NASDAQ Global Select Market under the ticker symbol “SRCL.” On September 4, 2015, the last reported sale price of our common stock on The NASDAQ Global Select Market was $141.94 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus and under similar headings in the documents that are incorporated or deemed to be incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 8, 2015.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell one or more classes or series of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of some of the terms of the securities we may offer. Each time we sell any securities, we will provide you with a supplement to this prospectus that describes the terms of that offering and the securities being offered. In addition, each prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or any document incorporated or deemed to be incorporated by reference herein and, accordingly, any statement in this prospectus or in any document incorporated or deemed to be incorporated by reference herein will be deemed modified or superseded to the extent that any statement contained in the applicable prospectus supplement or any related free writing prospectus modifies or supersedes that statement. We urge you to read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the documents incorporated and deemed to be incorporated by reference in this prospectus as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered.

The distribution of this prospectus, the applicable prospectus supplement and any related free writing prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus, the applicable prospectus supplement and any related free writing prospectus come should inform themselves about and observe any such restrictions. No action has been or will be taken by us or by any underwriter, agent or dealer involved in the distribution of any securities that would permit a public offering of the securities or the possession or distribution of this prospectus or any related prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than the United States. Neither this prospectus nor any related prospectus supplement or free writing prospectus constitutes, and none of the foregoing may be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should rely only on the information contained and incorporated and deemed to be incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus. We have not authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriters, agents or dealers involved in the distribution of any securities will not be, making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated and deemed to be incorporated by reference herein, the applicable prospectus supplement and any related free writing prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus, the documents incorporated and deemed to be incorporated by reference herein, any prospectus supplement and any related free writing prospectus include or may include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included in this prospectus, the documents incorporated and deemed to be incorporated by reference herein, any prospectus supplement and any related free writing prospectus are the property of their respective owners.

Unless we otherwise specify or the context otherwise requires, references in this prospectus to “we,” “us,” “our” or “Stericycle” refers to Stericycle, Inc. and its subsidiaries on a consolidated basis.

STERICYCLE, INC.

This following highlights information contained elsewhere in this prospectus or contained in documents incorporated or deemed to be incorporated by reference herein and does not contain all of the information that you should consider in your evaluation of an investment in our securities. You should read carefully this prospectus, including the information set forth under the heading “Risk Factors,” the documents incorporated and deemed to be incorporated by reference in this prospectus, the related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

We are in the business of providing regulated and compliance solutions to healthcare and commercial businesses. This includes the collection and processing of specialized waste for disposal, and a variety of training, consulting, recall/return, communication, and compliance services. We operate integrated regulated waste management networks in the United States, Argentina, Brazil, Canada, Chile, Ireland, Japan, Mexico, the Netherlands, Portugal, Romania, Republic of Korea, Spain, and the United Kingdom. Our worldwide networks include a total of 181 processing facilities, 214 transfer sites, and 97 other service facilities. Our regulated waste processing technology is primarily autoclaving, but we also use incineration and our proprietary electro-thermal-deactivation system.

The regulated solutions we provide include: medical waste disposal, hazardous waste management, our Steri-Safe® medical waste and compliance program, our Clinical Services program, our Sharps Management Service featuring Bio Systems® reusable sharps containers, pharmaceutical waste disposal, and medical safety products. Our compliance solutions include: training, consulting, inbound/outbound communications, data reporting, and other regulatory compliance services. In addition to our regulated and compliance solutions, we offer regulated recall and returns management solutions which encompass a number of services for a variety of businesses, but consist primarily of managing the recall, withdrawal, or return of expired or recalled products and pharmaceuticals.

We serve more than 600,000 customers worldwide, including both large-quantity generators, such as hospitals, blood banks and pharmaceutical manufacturers, and small-quantity generators, such as outpatient clinics, medical and dental offices, long-term and sub-acute care facilities, veterinary offices, municipalities, laboratories, and retail pharmacies.

Stericycle, Inc. was incorporated in Delaware in 1989. The mailing address of our principal executive offices is 28161 North Keith Drive, Lake Forest, Illinois 60045, and the telephone number of our principal executive offices is (847) 367-5910.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should consider carefully the risks and uncertainties set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and may be obtained as described under “Where You Can Find More Information,” and any risk factors that may be set forth in the applicable prospectus supplement and any related free writing prospectus, as well as the other information contained in this prospectus, the documents incorporated and deemed to be incorporated by reference herein, the applicable prospectus supplement and any related free writing prospectus. Each of these risks could have a material adverse effect on our business, results of operations and financial condition and the occurrence of any of these risks might cause you to lose all or part of your investment in our securities. In addition, the information contained in this prospectus, the applicable prospectus supplement, any related free writing prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus include forward-looking statements that involve risks and uncertainties. We refer you to the “Forward-Looking Statements” section of this prospectus for information regarding some of the risks and uncertainties inherent in forward-looking statements. Our actual results could differ materially from those expressed in or implied by the forward-looking statements as a result of many factors, including the risks described under the caption “Risk Factors” in the documents referred to above and the risks described elsewhere in this prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents incorporated and deemed to incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain, and any prospectus supplement and related free writing prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference in this prospectus, including statements that involve expectations, plans or intentions (such as those relating to future business, future results of operations or future financial condition), are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “predict,” “potential” and other similar expressions. We have based these forward-looking statements on our expectations and projections about future conditions, events or results at the respective times these statements were made. These forward-looking statements involve risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. You should pay particular attention to the risk factors and cautionary statements referenced in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and may be obtained as described below under “Where You Can Find More Information,” and in the applicable prospectus supplement and any related free writing prospectus. Other risks, uncertainties and factors that might cause or contribute to such differences include, but are not limited to, those discussed elsewhere in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K incorporated and deemed to be incorporated by reference in this prospectus.

Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements, which speak only as of the respective dates these statements were made. We undertake no obligation to publicly update or revise any forward-looking statements to reflect actual results or events or developments after the respective dates on which these statements were made, whether as the result of new information, future events or other factors that affect the subject of these statements.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement, we anticipate using the net proceeds we receive from the sale of our securities described in this prospectus for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the ratios of earnings to fixed charges for Stericycle, Inc. and its consolidated subsidiaries for the periods indicated.

	Six Months Ended June 30, 2015	Years Ended
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges(1)	5.6x	6.9x	7.8x	7.5x	7.2x	8.1x

(1)	The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. Earnings consist of income from continuing operations before income taxes and fixed charges, less capitalized interest and interest on liabilities associated with uncertain tax positions. Fixed charges consist of interest on indebtedness, amortization of debt issuance costs, interest and liabilities associated with uncertain tax positions, and our estimate of an appropriate portion of rent expense representative of an interest factor. The estimated interest portion of rent expense was calculated based on a net present value approach assuming a 7% weighted average cost of capital.

We did not have any preferred stock outstanding on which dividends were paid or payable during any of the periods presented. Therefore, the ratios of earnings to fixed charges and preferred stock dividends for the periods indicated equal the ratios of earnings to fixed charges for the same periods.

DESCRIPTION OF CAPITAL STOCK

Under our amended and restated certificate of incorporation (the “charter”), the total number of shares of all classes of stock which we are authorized to issue is 121,000,000 shares, consisting of two classes: 120,000,000 shares of common stock, $0.01 par value per share (“common stock”), and 1,000,000 shares of preferred stock, $0.01 par value per share (“preferred stock”). As of September 1, 2015, there were 84,960,791 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding.

The following is a description of some of the terms of our common stock and preferred stock, our charter and our amended and restated bylaws (the “bylaws”) and certain provisions of the Delaware General Corporation Law (the “DGCL”). The following description is not complete and is subject to, and qualified in its entirety by reference to, our charter and bylaws, which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part and may be obtained as described below under “Where You Can Find More Information,” and the DGCL. You should read our charter and bylaws and the applicable provisions of the DGCL for a complete statement of the provisions described in this section and for other provisions that may be important to you.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of our common stockholders. Our charter does not entitle the holders of our common stock to cumulative voting rights with respect to the election of our directors. This means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election by our common stockholders (assuming there are no outstanding shares of our preferred stock entitled to vote as a single class with our common stock in such election).

Pursuant to our bylaws, each member of our board of directors shall be elected by the vote of a majority of the votes cast in respect of the director’s election, with the exception that if the number of nominees for election exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares present in person or represented by proxy and entitled to vote on the election of the directors.

Subject to any preferential rights of any outstanding shares of our preferred stock to receive dividends before any dividends may be paid on our common stock, the holders of our common stock will be entitled to share ratably in any dividends that may be declared by our board of directors out of funds legally available for the payment of dividends. Upon our voluntary or involuntary liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in any of our assets remaining for distribution to our common stockholders after payment of or provision for our debts and other liabilities and subject to any preferential rights of any outstanding shares of our preferred stock to receive distributions in the event of our liquidation, dissolution or winding-up before distributions are made to holders of our common stock.

Our common stock is not entitled to preemptive rights.

Preferred Stock

Under our charter, our board of directors is authorized, without vote or other action by our stockholders, to cause the issuance of up to 1,000,000 shares of our preferred stock in one or more series from time to time, to fix by resolution the powers, designations, preferences and relative, participating, optional and other rights, qualifications, limitations and restrictions, of each series of preferred stock, including without limitation, the dividend rate, conversion rights, liquidation preference and redemption price of the series. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, financings and other corporate purposes, could, among other things, have the effect of delaying, deterring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting, dividend, liquidation and other rights of the holders of our common stock.

Anti-Takeover Provisions of Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•	prior to the time the stockholder became an interested stockholder, either the applicable business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three year period.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter or prevent a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also limit the price that investors are willing to pay in the future for our common stock.

Anti-Takeover Provisions of Our Charter and Bylaws

Certain provisions of our charter and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. For example, our charter and bylaws include anti-takeover provisions that:

•

authorize our board of directors, without further action by the stockholders, to issue preferred stock in one or more series and, with respect to each series, to fix by resolution the powers, designations, preferences and relative, participating, optional and other rights, qualifications, limitations and restrictions, of each series of preferred stock, including without limitation, the dividend rate, conversion rights, liquidation preference and redemption price of the series;

•	provide that any vacancy on our board of directors resulting from an increase in the number of our directors may be filled by the incumbent directors;

•	provide that the number of directors constituting our board of directors may be changed by a resolution of the board of directors or stockholders;

•	establish advance notice procedures and other requirements for proposals to be brought before a stockholders meeting;

•	special meetings of stockholders may be called only by (1) the chairman of the board or the president and chief executive offer, or by the secretary at the direction of the board of directors or (2) at the request of one or more stockholders of record who has continuously held as stockholders of record shares in a net long position representing in the aggregate at least 25.0% of the Company’s issued and outstanding shares of common stock for at least one year prior to the date of delivery of the special meeting request and that have complied with the other requirements set forth in our bylaws; and

•	do not give the holders of our common stock cumulative voting rights with respect to the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election.

The provisions described above are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a change in control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and also may limit the price that investors are willing to pay in the future for our common stock. These provisions may also have the effect of preventing changes in our management.

Limitation on Liability of Directors; Indemnification of Directors and Officers

Our charter provides that, to the fullest extent permitted by law, no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) a breach of the director’s duty of loyalty to the Company or its stockholders; (ii) an act or omission which was not in good faith or which involved intentional misconduct or a knowing violation of law; (iii) liability under Section 174 of DGCL for the unlawful payment of dividends or the unlawful purchase or redemption of stock; or (iv) any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further limiting or eliminating the personal liability of directors, the liability of a director of the Company could be further limited or eliminated to the fullest extent permitted by the amendment. Our bylaws provide that we will indemnify our officers and directors to the fullest extent authorized by the DGCL.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

NASDAQ Global Select Market Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “SRCL”.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares representing fractional interests in shares of our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Additional information regarding any depositary shares we may offer, the series of preferred stock represented by those depositary shares and the related deposit agreement will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions described in the applicable prospectus supplement, which may include:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing or any other methods of sale.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices;

•	negotiated prices; or

•	other prices determined as provided in the applicable prospectus supplement.

Direct Sales

We may sell the securities directly to institutional investors or others. The applicable prospectus supplement will describe the terms of any sale of securities we are offering to purchasers directly. Direct sales may be arranged by a broker-dealer or other financial intermediary.

To Underwriters

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of any securities.

Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from purchasers.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the applicable securities if any are purchased.

Underwriters may over-allot or effect transactions that may stabilize, maintain or otherwise affect the market price of the applicable securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. However, the underwriters will be under no obligation to perform any such transactions and any such transactions, if commenced, may be discontinued at any time without notice.

To or Through Agents and Dealers

We will name any agent involved in a sale of any securities, as well as any commissions payable by us to such agent, in a prospectus supplement.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus then, unless otherwise stated in the applicable prospectus supplement, we will sell the securities to the dealer, as principal, and the dealer may then resell the securities at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts

If we so specify in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by institutions to purchase the securities pursuant to contracts providing for payment and delivery on future dates. Such contracts may be subject to conditions described in the applicable prospectus supplement.

If so provided in the applicable prospectus supplement, the underwriters, dealers and agents will not be responsible for the validity or performance of any delayed delivery contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

Other

Underwriters, agents or dealers involved in the offering or sale of our securities and their affiliates may engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

There is no existing market for the securities described in this prospectus (other than our common stock) and, unless otherwise indicated in the applicable prospectus supplement, we do not intend to apply for listing of those securities (other than our common stock) on any securities exchange or automated quotation system. Accordingly, there can be no assurance that a trading market for the applicable securities will develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the applicable securities, whether you will be able to sell your securities or the prices at which you may be able to sell your securities.

LEGAL MATTERS

Sidley Austin LLP, New York, New York, will pass upon the validity of the securities being offered by this prospectus for us.

EXPERTS

The consolidated financial statements of Stericycle, Inc. appearing in Stericycle, Inc.’s Annual Report (Form 10-K/A) for the year ended December 31, 2014 (including schedule appearing therein), and the effectiveness of Stericycle, Inc.’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of the Shred-it Group (which includes Shred-it International Inc., Shred-it JV LP, Boost GP Corp., and Boost Holdings LP), at December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, appearing in Stericycle Inc.’s Current Report on Form 8-K dated September 8, 2015, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference in reliance upon the report addressed to the Directors of Shred-it International Inc., general partner of Boost Holdings LP, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov.

This prospectus constitutes part of a registration statement filed under the Securities Act. As permitted by the SEC’s rules, this prospectus omits information and exhibits included and incorporated by reference in the registration statement. For further information about us and the securities, you should read the registration statement and the exhibits thereto. You may read and copy those documents as described in the immediately preceding paragraph. Statements contained in this prospectus or any applicable prospectus supplement as to the contents of any contract or other document are not complete and in each instance we refer you to the copy of the contract or document filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference in this prospectus, and each such statement is qualified in all respects by such reference.

The SEC allows us to incorporate by reference in this prospectus information that we file with the SEC, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. The information incorporated or deemed to be incorporated by reference is deemed to be part of this prospectus.

We incorporate by reference the documents listed below that we have filed with the SEC (Commission File No. 000-21229) (other than any information in or portion of any such document or any exhibit thereto that is deemed to have been “furnished” to the SEC):

•	Annual Report on Form 10-K for the year ended December 31, 2014, filed March 2, 2015;

•	Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2014, filed June 11, 2015;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed May 7, 2015;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed August 5, 2015;

•	Current Report on Form 8-K filed May 4, 2015;

•	Current Report on Form 8-K filed May 21, 2015;

•	Current Report on Form 8-K filed May 28, 2015;

•	Current Report on Form 8-K filed July 21, 2015;

•	Current Report on Form 8-K filed on August 19, 2015;

•	Current Report on Form 8-K filed on August 27, 2015; and

•	Current Report on Form 8-K filed September 8, 2015.

We also incorporate by reference into this prospectus all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have terminated the offering, other than any document, portion of a document, information or exhibit that is “furnished” to the SEC (including, without limitation, any information under Item 2.02 or Item 7.01, and any related information “furnished” under Item 9.01, of any Current Report on Form 8-K).

Documents incorporated by reference in this prospectus after the date hereof will automatically update and, to the extent inconsistent, supersede the information contained and incorporated by reference in this prospectus. In that regard, any information contained in this prospectus, any applicable prospectus supplement or any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a subsequent statement contained in this prospectus, any applicable prospectus supplement or free writing prospectus, or any other document that is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus.

Documents incorporated by reference herein, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, are available without charge to each person (including a beneficial owner) to whom this prospectus is delivered by requesting them in writing, by telephone or via the Internet, at:

Stericycle, Inc.

Attention: Investor Relations

28161 North Keith Drive

Lake Forest, Illinois 60045

(800) 643-0240

http://investors.stericycle.com

The information contained on or that can be accessed through any of our websites is not a part of this prospectus, any document incorporated or deemed to be incorporated by reference herein, any prospectus supplement or any related free writing prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by the registrant in connection with the registration of securities pursuant to this registration statement. The actual amount of fees and expenses payable by the registrant in connection with the offering and sale of such securities will be determined from time to time in connection with the offering of securities pursuant to this registration statement.

SEC registration fee	$(1)
Accounting fees and expenses	$(2)
Legal fees and expenses	$(2)
Rating agency fees and expenses	$(2)
Trustee fees and expenses	$(2)
Printing and miscellaneous expenses	$(2)
Total	$(2)

(1)	This registration statement relates to the registration of securities having an indeterminate maximum aggregate principal amount. Payment of the registration fee has been deferred and will be made in accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933.
(2)	Estimated offering expenses are not presently known and will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

As permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”), the registrant’s Amended and Restated Bylaws (the “Bylaws”) provide that (i) the registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL (provided, however, that the registrant is required to provide indemnification with respect to a proceeding (or part thereof) initiated by one of such persons only if the proceeding (or part thereof) is authorized by the registrant’s board of directors), (ii) the registrant may, in its discretion, indemnify other persons as set forth in the DGCL, (iii) to the fullest extent permitted by the DGCL, the registrant is required to advance all expenses incurred by its directors and officers in connection with a legal proceeding (subject to certain exceptions) and (iv) the rights conferred in the Bylaws are not exclusive.

The registrant has entered into agreements with its directors and executive officers that require the registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts that such person becomes legally obligated to pay (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Any underwriting agreement that the registrant enters into in connection with an offering of securities registered hereunder may require the underwriters to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, including liabilities arising under the Securities Act of 1933.

Item 16.	Exhibits.

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement(1)

3(i).1	Registrant’s amended and restated certificate of incorporation (filed as exhibit 3.1 to the registrant’s Registration Statement on Form S-1 filed on August 21, 1996 (Registration No. 333-05665) and incorporated herein by reference)

3(i).2	Registrant’s first certificate of amendment to amended and restated certificate of incorporation (filed as exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on November 29, 1999 (file no. 000-21229) and incorporated herein by reference)

3(i).3	Registrant’s second certificate of amendment to amended and restated certificate of incorporation (filed as exhibit 3.4 to the registrant’s Annual Report on Form 10-K filed on March 24, 2003 (file no. 000-21229) and incorporated herein by reference)

3(i).4	Registrant’s third certificate of amendment to amended and restated certificate of incorporation (filed as exhibit 3.4 to the registrant’s Registration Statement on Form S-4 filed on October 9, 2007 (Registration No. 333-144613) and incorporated herein by reference)

3(i).5	Registrant’s fourth certificate of amendment to amended and restated certificate of incorporation (filed as exhibit 3(i).1 to the registrant’s Quarterly Report on Form 10-Q filed on August 7, 2014 (file no. 000-21229) and incorporated herein by reference)

3(ii).1	Amended and restated bylaws (filed as Exhibit 3(ii).1 the Registrant’s Current Report on Form 8-K filed September 3, 2014 (file no. 000-21229) and incorporated herein by reference))

4.1	Specimen certificate for shares of common stock, par value $.01 per share (incorporated by reference filed as exhibit 4.1 to the registrant’s Registration Statement on Form S-1 filed on August 20, 1996 (file no. 333-05665) and incorporated herein by reference)

4.2	Form of certificate of designation for preferred stock(1)

4.3	Form of preferred stock certificate(1)

4.4	Form of deposit agreement(1)

4.5	Form of depositary receipt(1)

5.1	Opinion of Sidley Austin LLP

12.1	Computation of ratio of earnings to fixed charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on signature page)

(1)	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant and incorporated herein by reference, as applicable.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by such director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on September 8, 2015.

Stericycle, Inc.

By:	/s/ Daniel V. Ginnetti
Daniel V. Ginnetti
Executive President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel V. Ginnetti, Charles A. Alutto and John P. Schetz, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and any additional registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, or SEC, and generally to do any and all such things in such person’s name, place and stead and in such person’s capacity as an officer and/or director of the registrant in connection therewith; granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that they or any of them deems necessary or appropriate to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any substitutes or substitute therefor, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles A. Alutto Charles A. Alutto	President, Chief Executive Officer and Director (Principal Executive Officer)	September 8, 2015

/s/ Daniel V. Ginnetti Daniel V. Ginnetti	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 8, 2015

/s/ Mark C. Miller Mark C. Miller	Executive Chairman of the Board of Directors	September 8, 2015

/s/ Jack W. Schuler Jack W. Schuler	Lead Director of the Board of Directors	September 8, 2015

/s/ Lynn D. Bleil Lynn D. Bleil	Director	September 8, 2015

/s/ Thomas D. Brown Thomas D. Brown	Director	September 8, 2015

Signature	Title	Date

/s/ Thomas F. Chen Thomas F. Chen	Director	September 8, 2015

/s/ Rod F. Dammeyer Rod F. Dammeyer	Director	September 8, 2015

/s/ William K. Hall William K. Hall	Director	September 8, 2015

/s/ John Patience John Patience	Director	September 8, 2015

/s/ Mike S. Zafirovski Mike S. Zafirovski	Director	September 8, 2015

Exhibit Index

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement(1)

3(i).1	Registrant’s amended and restated certificate of incorporation (filed as exhibit 3.1 to the registrant’s Registration Statement on Form S-1 filed on August 21, 1996 (Registration No. 333-05665) and incorporated herein by reference)

3(i).2	Registrant’s first certificate of amendment to amended and restated certificate of incorporation (filed as exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on November 29, 1999 (file no. 000-21229) and incorporated herein by reference)

3(i).3	Registrant’s second certificate of amendment to amended and restated certificate of incorporation (filed as exhibit 3.4 to the registrant’s Annual Report on Form 10-K filed on March 24, 2003 (file no. 000-21229) and incorporated herein by reference)

3(i).4	Registrant’s third certificate of amendment to amended and restated certificate of incorporation (filed as exhibit 3.4 to the registrant’s Registration Statement on Form S-4 filed on October 9, 2007 (Registration No. 333-144613) and incorporated herein by reference)

3(i).5	Registrant’s fourth certificate of amendment to amended and restated certificate of incorporation (filed as exhibit 3(i).1 to the registrant’s Quarterly Report on Form 10-Q filed on August 7, 2014 (file no. 000-21229) and incorporated herein by reference)

3(ii).1	Amended and restated bylaws (filed as Exhibit 3(ii).1 the Registrant’s Current Report on Form 8-K filed September 3, 2014 (file no. 000-21229) and incorporated herein by reference))

4.1	Specimen certificate for shares of common stock, par value $.01 per share (incorporated by reference filed as exhibit 4.1 to the registrant’s Registration Statement on Form S-1 filed on August 20, 1996 (file no. 333-05665) and incorporated herein by reference)

4.2	Form of certificate of designation for preferred stock(1)

4.3	Form of preferred stock certificate(1)

4.4	Form of deposit agreement(1)

4.5	Form of depositary receipt(1)

5.1	Opinion of Sidley Austin LLP

12.1	Computation of ratio of earnings to fixed charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on signature page)

(1)	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant and incorporated herein by reference, if applicable.